                                                              Exhibit (d)(19)(i)

                                 AMENDMENT NO. 1

                          INVESTMENT ADVISORY AGREEMENT

     AMENDMENT NO. 1 to Investment Advisory Agreement ("Amendment No. 1), dated as of November 1, 2002, between The Equitable Life Assurance Society of the United States, a New York corporation (the "Manager") and Fidelity Management & Research Company, a Massachusetts corporation ("Adviser").

     The Manager and the Adviser agree to modify and amend the Investment Advisory Agreement dated as of July 24, 2000 ("Agreement") between the Manager and the Adviser as follows:

     1. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Adviser is appointed as the investment adviser and the fees payable to the Adviser with respect to each Portfolio for which the Adviser provides advisory services under the Agreement, is hereby replaced in its entirety by Appendix A attached hereto.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.




THE EQUITABLE LIFE ASSURANCE           FIDELITY MANAGEMENT & RESEARCH COMPANY
SOCIETY OF THE UNITED STATES




By: /s/ Peter D. Noris                 By: /s/ JS Wyrant
    ----------------------------------     -------------------------------------
    Peter D. Noris                         Name:  JS Wyrant
    Executive Vice President               Title: Vice President

                                   APPENDIX A

                             AMENDMENT NO. 1 TO THE
                          INVESTMENT ADVISORY AGREEMENT
                   WITH FIDELITY MANAGEMENT & RESEARCH COMPANY

PORTFOLIO                                            ADVISORY FEE

FI/MID CAP PORTFOLIO                    0.50% of the Portfolio's average daily
                                        net assets up to and including $250
                                        million; and 0.40% of the Portfolio's
                                        average daily net assets in excess of
                                        $250 million.

FI/SMALL /MID CAP VALUE PORTFOLIO       0.55% of the Portfolio's average daily
                                        net assets up to and including $250
                                        million; and 0.45% of the Portfolio's
                                        average daily net assets in excess of
                                        $250 million up to and including $600
                                        million; and 0.40% of the Portfolio's
                                        average daily net assets in excess of
                                        $600 million.